Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Home Bancshares, Inc. 2006 Stock Option and Performance Incentive Plan of our report dated March 11, 2005, with respect to the December 31, 2004 consolidated financial statements of Home Bancshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Dallas, Texas
January 17, 2008